        ALL INDEBTEDNESS EVIDENCED BY THIS NOTE IS SUBORDINATED TO OTHER
        INDEBTEDNESS PURSUANT TO, AND TO THE EXTENT PROVIDED IN, AND IS
            OTHERWISE SUBJECT TO THE TERMS OF, THE INTERCREDITOR AND
        SUBORDINATION AGREEMENT, DATED APRIL 1, 2003 (THE "SUBORDINATION
         AGREEMENT"), AS THE SAME MAY BE AMENDED, MODIFIED OR OTHERWISE
         SUPPLEMENTED FROM TIME TO TIME, BY AND AMONG EDAC TECHNOLOGIES
        CORPORATION, APEX MACHINE TOOL COMPANY, INC., AS BORROWERS, GROS-
          ITE INDUSTRIES, INC., AS GUARANTOR, GENERAL ELECTRIC CAPITAL
        CORPORATION, AS SENIOR LENDER, AND THE HOLDERS FROM TIME TO TIME
                   OF THE OBLIGATIONS ARISING UNDER THIS NOTE

                           AMENDED AND RESTATED NOTE B

                                        Note originally dated September 29, 2000

$1,000,000.00                             Replaced and Substituted April 1, 2003
                                                           Hartford, Connecticut

         FOR VALUE RECEIVED, the undersigned, EDAC TECHNOLOGIES CORPORATION, a Wisconsin corporation with a principal place of business at 1806 New Britain Avenue, Farmington, Connecticut 06032 ("Maker" or "Borrower") hereby promises to pay to the order of FLEET NATIONAL BANK, a national banking association with a place of business at 777 Main Street, Hartford, Connecticut 06115 ("Payee" or "Bank"), or any subsequent assignee or holder (Payee and any subsequent assignor or holder being sometimes referred to as "Holder"), the principal amount of either (i) ONE MILLION AND 00/100 DOLLARS ($1,000,000.00) or (ii) SEVEN HUNDRED FIFTY THOUSAND AND 00/100 DOLLARS ($750,000.00), only upon the closing or consummation of a Trigger Event (as defined below), as provided herein and all other sums due to Holder under this Note and the Other Documents, and agrees with Holder as follows:

         WHEREAS, on September 29, 2000, Borrower executed a certain Amended and Restated Term Note in favor of Bank in the original principal amount of $7,000,0000 (the "Original Note"); and

         WHEREAS, to secure all obligations of Borrower under the Original Note, the following documents were executed on September 29, 2000: (a) a Security Agreement by and between Borrower and Bank ("Borrower Security Agreement"); (b) a Security Agreement by and between Apex Machine Tool Company, Inc. ("Apex") and Bank ("Apex Security Agreement"); (c) a Security Agreement by and between Gros-Ite Industries, Inc. ("Gros-Ite") and Bank ("Gros-Ite Security Agreement," together with Borrower Security Agreement and Apex Security Agreement, collectively, the "Security Agreements"); (d) a Guaranty Agreement from Apex in favor of Bank ("Apex Guaranty"); and (e) a Guaranty Agreement from Gros-Ite in favor of Bank ("Gros-Ite Guaranty," together with Apex Guaranty, collectively, the "Guaranty Agreements").

                                   SECTION 1.
                                   DEFINITIONS

         All capitalized terms used in this Note or the Other Documents, or in any certificate, report or other document, instrument or agreement executed or delivered pursuant hereto and thereto (unless otherwise indicated therein) shall have the meanings ascribed to such terms below.

         Section 1.1. "Bank" has the meaning set forth in the first paragraph hereof.

         Section 1.2. "Borrower" has the meaning set forth in the Preamble hereof.

         Section 1.3. "Business Day" means any day other than a Saturday, Sunday, legal holiday or other day on which banks in the State of Connecticut are required or permitted by law to close.

         Section 1.4. "Closing Date" means the date hereof.

         Section 1.5. "Encumbrance" means any security interest, mortgage, pledge, lien, claim, charge, encumbrance, title retention agreement, lessor's interest under a financing lease or any analogous arrangements in any of Borrower's properties or assets, intended as, or having the effect of, security.

         Section 1.6. "Financial Statement" or "Financial Statements" means as of any date, or with respect to any period, as applicable, a financial report or reports consisting of (i) a balance sheet, (ii) an income statement; (iii) a statement of cash flow; and (iv) a statement of changes in stockholder's equity.

         Section 1.7. "Guarantor" means collectively, Apex and Gros-Ite.

         Section 1.8. "Guaranty Agreements" has the meaning set forth in the third paragraph hereof.

         Section 1.9. "Loan" means the loan made by Bank to Borrower pursuant to this Note.

         Section 1.10. "Maker" has the meaning set forth in the first paragraph hereof.

         Section 1.11. "Modification" means that certain Modification Agreement dated the date hereof by and among Borrower, Guarantor and Bank.

         Section 1.12. "Note A" means that certain promissory note of even date herewith made by Borrower to Bank in the original principal amount of $1,325,000.

         Section 1.13. "Other Documents" means the Security Agreements, the Guaranty Agreements, the Modification, and any other documents, instruments or agreements executed by

Borrower in connection with the Loan (excluding the Original Note), as modified by the Modification.

         Section 1.14. "Person" means an individual, partnership, corporation, business trust, joint stock company, trust, unincorporated association, joint venture or other entity of whatever nature, whether public or private.

         Section 1.15. "Security Agreements" has the meaning set forth in the third paragraph hereof.

         Section 1.16 "Trigger Event" has the meaning set forth in Section 3A of the Modification.

         Section 1.17 "Trigger Event Initiation" has the meaning set forth in
Section 3C(a) of the Modification.

                                   SECTION 2.
                                TERMS OF THE LOAN

         This Note and Note A have been issued by Maker to amend and restate the Original Note in its entirety and evidence the same indebtedness that has been evidenced by the Original Note but reduces the principal amount due under such Original Note to (i) the principal amount of ONE MILLION THREE HUNDRED TWENTY-FIVE THOUSAND AND 00/100 DOLLARS ($1,325,000.00) plus (ii) the contingent right to receive a payment of either ONE MILLION AND 00/100 DOLLARS ($1,000,000.00) or SEVEN HUNDRED FIFTY THOUSAND AND 00/100 DOLLARS ($750,000.00) payable only upon the closing or consummation of a Trigger Event. The Original Note from Maker is hereby replaced and superseded in its entirety by this Note and Note A. This Note is not a novation of the Original Note. The Holder of this
Note is entitled to the benefit of the Other Documents.

         Section 2.1. Payment of Interest. This Note shall not bear interest at any time during its term and no payments of interest shall be required hereunder. Notwithstanding the foregoing, interest may be required to be paid pursuant to Section 3(C) of the Modification.

         Section 2.2 Payment Upon Trigger Event. Borrower shall not be required to make any payments under this Note unless and until the closing or consummation of a Trigger Event in accordance with Section 3 of the Modification. Upon the closing or consummation of a Trigger Event, Borrower shall pay to the Holder the amounts required to be paid pursuant to Section 3 of the Modification (the "Payments"). Upon making the Payments in full to Holder, the Borrower shall have no further obligations under this Note or to Bank under the Other Documents. If a Trigger Event Initiation has not taken place on or before March 31, 2005, this Note shall terminate, and the Borrower shall have no further obligations under this Note or to Bank under the Other Documents.

         Section 2.3. Method of Payment. If any payment is required to be made under this Note as a result of the closing or consummation of a Trigger Event, such payment shall be made by Borrower to Bank at its office located at 777 Main Street, Hartford, Connecticut 06115, on or before 12:00 noon on the due date thereof, free and clear of, and without any deduction or withholding for, any taxes or other payments.

         Section 2.4. Termination of Note. If no Trigger Event Initiation has occurred on or before March 31, 2005, then this Note shall terminate, and Borrower shall have no further obligations under this Note.

                                   SECTION 3.
                          SECURITY FOR THE OBLIGATIONS

         Section 3.1. Security. The obligations of Borrower under this Note shall be secured by:

                  (a) A security interest in all properties (other than real properties) and assets of Borrower, including goods, accounts receivable, inventory, contract rights, accounts, documents, instruments and chattel paper, business and financial records and general intangible assets of Borrower as more particularly defined in the Borrower Security Agreement.

                  (b) The Guaranty Agreements executed by Guarantor on the Closing Date, which Guaranty Agreements shall be secured by all properties and assets of Guarantor, including goods, accounts receivable, inventory, contract rights, accounts, documents, instruments and chattel paper, business and financial records and general intangible assets of Guarantor as more particularly defined in the security agreements executed by Guarantor.

                                   SECTION 4.
                         REPRESENTATIONS AND WARRANTIES

         In order to induce Bank to enter into the Modification and to accept this Note, Borrower makes the following representations and warranties to Bank, which shall be deemed made as of the date hereof. Any knowledge acquired by Bank shall not diminish its rights to rely upon such representations and warranties.

         Section 4.1. Legal Existence.

                  (a) Borrower is a corporation legally existing and in good standing under the laws of the State of Wisconsin and has the power and authority to own its property and conduct its business substantially as presently conducted by Borrower; and

                  (b) Borrower has the power and authority to enter into and to perform its obligations under this Note and the Other Documents, and to carry out the transactions contemplated hereby and thereby.

         Section 4.2. Authority, Consents; Absence of Conflict with Other Agreement, Etc. The execution, delivery and performance of this Note and the Other Documents, by Borrower, and the transactions contemplated hereby,

                  (a) are within the powers of, and have been duly authorized by, Borrower; and

                  (b) do not require any approval or consent of, or filing with, any governmental agency or authority bearing on the validity of such instruments and transactions which is required by law or the regulations of any agency or authority and which has not been obtained or made.

         Section 4.3. Litigation. There is no pending or threatened action, suit, proceeding or investigation before any court, governmental or regulatory body, agency, commission or official, board of arbitration or arbitrator against or affecting Borrower, the outcome of which could materially adversely affect the financial position, business, operations or prospects of Borrower or which could significantly impair the ability of Borrower to perform its obligations under this Note and the Other Documents.

         Section 4.4. Binding Obligations. This Note and the Other Documents constitute the legal, valid and binding obligations of Borrower, enforceable against it in accordance with their respective terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or affecting generally the enforcement of creditors' rights, and except that the availability of specific performance, injunctive relief or any other equitable remedy may be subject to the discretion of the court before which any proceedings for such remedy may be brought.

         Section 4.5. Noncontravention. The execution, delivery and performance by Borrower of this Note and the Other Documents will not violate any existing law, ordinance, rule, regulation or order of any governmental authority or result in a breach of any of the terms of, or constitute a default under, any contractual obligation to which Borrower is a party or by which it or any of its properties or assets are bound or result in or require the imposition of any Encumbrances on any of Borrower's properties or assets, except as set forth on Schedule A hereof.

         Section 4.6. Other Defaults. Borrower is not in default in the performance, observance or fulfillment of any material contractual obligation other than defaults arising under certain obligations owed to Bank, which defaults were waived pursuant to the terms of the Modification, and defaults arising under certain obligations owed to General Electric Capital Corporation ("GE"), which defaults were waived pursuant to that certain Waiver, Consent and Amendment No.2 by and between Borrower, Apex and GE dated April 1, 2003.

         Section 4.7. Taxes. Borrower has filed all tax returns and reports required to be filed by it with any governmental authority and has paid in full, or made adequate provisions or established adequate reserves for, the payment of all taxes, interest, penalties, assessments or deficiencies shown to be due or claimed to be due on or in respect to such tax returns and reports.

                              SECTION 5. COVENANTS

         Section 5.1. Taxes and Other Assessments. Borrower shall pay and discharge, and maintain adequate reserves for the payment and discharge of, all taxes, assessments, government charges or levies, or claims for labor, supplies, rent or other obligations made against it or its properties and assets which, if unpaid, might become an Encumbrance against Borrower or its properties and assets, except liabilities which are being contested in good faith in appropriate proceedings. Borrower shall file all Federal, state and local tax returns and other reports that it is required by law to file. Borrower shall promptly notify or cause notice to be given to Bank of any pending or future audits of its income tax returns by the Internal Revenue Service or by any state in which Borrower conducts business operations and the results of each such audit.

         Section 5.2. Payment of Indebtedness. Borrower shall promptly pay and discharge when due and payable (or within applicable grace periods) all indebtedness due to any Person from Borrower, except when the amount thereof is being contested in good faith by appropriate proceedings and with reserves therefor being established as a current liability on the books of Borrower as required by GAAP.

         Section 5.3. Financial Information. Borrower shall furnish to Bank:

                  (a) As soon as available, but in no event later than ninety (90) days after the end of each fiscal year of the Borrower and Guarantor, Financial Statements (including a reasonably detailed balance sheet and profit and loss statement) for such year, audited and certified by an independent certified public accountant acceptable to Bank.

                  (b) As soon as available, but in no event later than forty five (45) days after the end of each fiscal quarter of Borrower and Guarantor, an internally prepared balance sheet and profit and loss statement as of the end of, and income for, the period then ended, certified by the chief financial officer of Borrower but subject, however, to normal, recurring year-end adjustments that shall not in the aggregate be material in amount.

                  (c) With reasonable promptness, such further and additional financial information as reasonably requested by Bank.

                                    SECTION 6
                         EVENT OF DEFAULT; ACCELERATION

         If the following event ( an "Event of Default") shall occur:

                  (a) Any amount owing under this Note is not paid when due;

then, and so long as any such Event of Default shall not have been remedied or waived in writing by the Bank all amounts owing with respect to this Note shall, at the option of the Bank, be forthwith matured and become immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by the Borrower and by all guarantors, endorsers, and pledgors with respect hereto. In case the Event of Default shall have occurred and be continuing, and whether or not the Bank shall have accelerated the maturity of the Note pursuant to the foregoing, the Bank, if owed any amount with respect to the Note may proceed to protect and enforce its rights by suit in equity, action at law and/or performance of any covenant or agreement contained in this Note, including as permitted by applicable law the obtaining of the ex parte appointment of a receiver, and, if such amount shall have become due, by declaration or otherwise, proceed to enforce the payment thereof or any other legal or equitable right of the Bank. No remedy herein conferred upon the Bank or the holder of this Note is intended to be exclusive of any other remedy and each and every remedy shall be cumulative and shall be in addition to every other remedy given hereunder or now or hereafter existing at law or in equity or by statute or any other provision of law.

                                    SECTION 7
                            MISCELLANEOUS PROVISIONS

         Section 7.1. Cross Collateral. The security interests, liens and other rights and interests in and relative to any collateral now or hereafter granted to Bank by Borrower by or in any instrument or agreement, including but not limited to this Note and the Other Documents, shall serve as security for any and all obligations of Borrower to Bank, and, for the repayment thereof, Bank may resort to any security held by it in such order and manner as it may elect.

         Section 7.2. Set-Off. Borrower hereby grants to Bank a continuing lien on and security interest in any and all deposits or other sums credited by or due from Bank to Borrower and any securities or other property of Borrower in the possession of Bank. Subject to any agreement between Borrower and General Electric Capital Corporation or the holder of Note A, regardless of the adequacy of any collateral, any deposits or other sums credited by or due from Bank to Borrower and any securities or other property of Borrower in the possession of Bank may be applied to or set off against the payment of obligations of Borrower under this Note.

         Section 7.3. Fees and Expenses. Borrower will reimburse and indemnify Bank for all reasonable out-of-pocket expenses incurred after the date hereof, all either before or after obtaining judgment on or with respect to any amounts payable hereunder, including but not limited to reasonable attorneys' fees and disbursements, incurred or expended in connection with the preparation, negotiation, interpretation or delivery of this Note and the Other Documents or any amendment hereof or thereof or with the enforcement or collection of any obligations or the satisfaction of any indebtedness of Borrower hereunder or thereunder, whether or not proceedings are instituted in any court of competent jurisdiction, or in connection with any litigation, proceeding or dispute hereunder or thereunder.

         Section 7.4. Notices. All notices, requests, demands or other communications required by this Note shall be made in writing, and unless otherwise specifically provided herein, shall be deemed to have been duly given when delivered by hand or mailed certified mail, return receipt requested, postage prepaid, or, in the case of telecopy or facsimile notice, when transmitted, answer back received, addressed as follows, or to such other address as either party may designate in writing:

If to Bank:

Fleet National Bank
MS: CT EH 40223B
777 Main Street
Hartford, CT 06115
Attention: Area Manager - Managed Asset Division

with a copy to:

Updike, Kelly & Spellacy, P.C.
One State Street
PO Box 231277
Hartford, CT 06123-1277
Attention: Thomas A. Gugliotti, Esq.

If to Borrower; to the address set forth in the preamble.

         Section 7.5. Governing Law. This Note shall be governed by, and shall be construed and enforced in accordance with, the laws of the State of Connecticut, without reference to Connecticut's choice of law rules.

         Section 7.6. Waivers. Maker and each endorser, guarantor and surety of this Note, and each other person liable or who shall become liable for all or any part of the indebtedness evidenced by this Note:

                  (a) waive demand, presentment, protest, notice of protest, notice of dishonor, diligence in collection, notice of nonpayment and all notices of a like nature; and

                  (b) consent to (i) the release, surrender, exchange or substitution of all or any part of the security for the indebtedness evidenced by this Note, or the taking of any additional security; (ii) the release of any or all other persons from liability, whether primary or contingent, for the indebtedness evidenced by this Note or for any related obligations; and (iii) the granting of any other indulgences to any such person.

Any such release, surrender, exchange, substitution, taking or indulgence may take place without notice to any such person, and, whether or not any such notice is given, shall not impair the liability of any such person.

         Section 7.7. Interpretation. As used in this Note, words of any gender shall be deemed to apply equally to any other gender, the plural shall include the singular and the singular shall include the plural (as the context shall require), and the word "person" shall refer to individuals, entities, authorities and other natural and juridical persons of every type.

         Section 7.8. PREJUDGMENT REMEDIES. MAKER AND EACH AND EVERY ENDORSER, GUARANTOR AND SURETY OF THIS NOTE, AND EACH OTHER PERSON WHO IS OR WHO SHALL BECOME LIABLE FOR ALL OR ANY PART OF THIS NOTE, HEREBY ACKNOWLEDGE THAT THE TRANSACTION OF WHICH THIS NOTE IS A PART IS A COMMERCIAL TRANSACTION AND WAIVE THEIR RIGHTS TO NOTICE AND HEARING UNDER CHAPTER 903a OF THE CONNECTICUT GENERAL STATUTES OR BY OTHER APPLICABLE LAW WITH RESPECT TO ANY PREJUDGMENT REMEDY WHICH HOLDER MAY DESIRE TO USE.

         Section 7.9. JURY TRIAL. MAKER AND EACH AND EVERY ENDORSER, GUARANTOR AND SURETY OF THIS NOTE, AND EACH OTHER PERSON WHO IS OR WHO SHALL BECOME LIABLE FOR ALL OR ANY PART OF THIS NOTE, HEREBY WAIVES TRIAL BY JURY IN ANY COURT IN ANY SUIT, ACTION, OR PROCEEDING OR ANY MATTER ARISING IN CONNECTION WITH OR IN ANY WAY RELATED TO THE TRANSACTION OF WHICH THIS NOTE IS A PART AND/OR IN THE ENFORCEMENT BY BANK OF ANY OF ITS RIGHTS AND REMEDIES HEREUNDER OR UNDER APPLICABLE LAW. MAKER ACKNOWLEDGES THAT IT MAKES THIS WAIVER KNOWINGLY, VOLUNTARILY AND ONLY AFTER CONSIDERATION OF THE RAMIFICATIONS OF THIS WAIVER BY ITS ATTORNEY.

         Section 7.10. Miscellaneous. The rights and remedies herein expressed are cumulative and not exclusive of any other rights which Bank would have otherwise. All of the terms and provisions of this Note shall be binding upon and inure to the benefit of and be enforceable by the respective successors and assigns of Borrower and Bank, provided that Borrower may not assign or transfer its rights hereunder without prior written consent of Bank; without limitation of the generality of the foregoing, Bank may assign or transfer its rights hereunder in whole or in part, to other financing institutions, by way of sales of undivided participations, or other similar means. The captions in this Note are for convenience of reference only and shall not define or limit the provisions hereof. This Note may be amended, and the performance or observance by Borrower of any terms of this Note or any other instrument relating hereto may be waived (either generally or in a particular instance and either retroactively or prospectively) with, but only with, the written consent of Borrower and the written consent of Bank. No waiver shall extend to or affect any obligation not expressly waived or impair any right consequent thereon. No course of dealing or delay or omission in the exercise of any right, remedy, power or privilege hereunder on the part of Bank shall impair, prejudice or constitute a waiver of any such right, remedy, power or privilege or otherwise be prejudicial thereto. No notice to or demand upon Borrower shall entitle Borrower to other or further notice or demand in similar or other circumstances.

         IN WITNESS WHEREOF, the undersigned has executed this Note as of the date first set forth above.

                                          EDAC TECHNOLOGIES CORPORATION

                                          By: /s/Dominick A. Pagano
                                              ------------------------------
                                              Name: Dominick A. Pagano
                                              Title: President
                                              Duly Authorized

                                   SCHEDULE A

Section 4.5. - Consent of GE Required and Received.